Exhibit 10.26

UNIS-TongHe MMRIS Medical Technology Service Group (Henan) Co., Ltd

Cooperation Agreement

Party A: Unis-TongHe Technology (Zhengzhou) Co., Ltd (Hereinafter referred to "Party A")

Legal Address: South Shangdu Avenue, New County Seat, Zhongmou, Zhengzhou, Henan

Legal representative: Luo Jianhui Position: Chairman Nationality: Chinese

Party B: MMR Information Systems, Inc (Hereinafter referred to "Party B")

Legal Address: 2934 1/2 Beverly Glen Circle, #702 Los Angeles, CA 90077

Legal representative: Robert Lorsch Position: Chairman

Nationality: American

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[***]: Certain confidential information contained in this document marked with [***] has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Chapter 1 General Provisions

Article 1: Based on the "Law of the People's Republic of China on Chinese-Foreign Contractual Joint Ventures" "Company Law of the People's Republic of China" and the relevant Chinese law and regulations, China Unis-TongHe Technology (Zhengzhou) Co., Ltd (hereinafter referred to Party "A") and MMR Information Systems, Inc (hereinafter referred to Party "B") sign this agreement under the premise of honest and equality in order to operate UNIS-TongHe Medical Technology Service Group (Henan) Co., Ltd together (Hereinafter referred to "Equity JV").

Article 2: Name of the Equity JV: UNIS-TongHe MMRIS Medical Technology Service Group (Henan) Co., Ltd.

Legal Address of the equity JV: Zhongmou, Henan, China

Article 3: The Equity JV is a limited liability company. The Equity JV shall bear the liability to its debt to the maximum of its total assets. Each party shall bear limited liability base on its share of investment or unpaid profits and/or distributions.

Article 4: The Equity JV is an enterprise legal person in China and subject to Chinese legal jurisdiction and protection. The Equity JV engaged in business activities must comply with Chinese Laws, Administrative Regulations, social ethics and business ethics, shall be honest and keep faith, shall accept the supervision from government and public, shall undertake social responsibility.

Chapter 2 Purpose and Business Scope

Article 5: Purpose of the Equity JV: social value and commercial value maximization

Article 6: Business Scope of the Equity JV: software and hardware of Medical IT industry, deployment of personal heath records products and professional office health records management systems products and other business scope that allowed by the PRC medical industry laws and regulations.

Article 7: Production scale of the Equity JV: 100 million RMB

Chapter 3 Investment and Cooperation Condition

Article 8: Total investment amount of the Equity JV is RMB 100 million; registered RMB

Party A provides [***] holds 60% shares of the Equity [***] Capital may be in the form of intellectual property, Brand Value, publicly-traded capital stock and cash.

Party B [***] holds 40% shares of the Equity JV. Capital may be in the form of intellectual property, Brand Value, publicly-traded capital stock and cash.  [***]

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Article 9: Register capital of the Equity JV shall be paid up [***]. The rest shall be paid up within 60 months. In addition to any other conditions mutually agreed to between Party A and Party B, Party B's contribution obligations are conditioned on the Equity JV obtaining all necessary governmental and other approvals required under the laws of the People's Republic of China.

Article 10: [***] Party A should be responsible for market and customer development, provide good service to customers, party A shall not be fraud or menace, or use other unfair means to harm Party B's interest and reputation.

Article 11: JV products should be provided by Party A and Party B as shall be determined by the Board of Directors after formation, JV product brand should be that defined by JV. Company name of product should be JV name, after-sales service should from JV.

Article 12: Party A and Party B agree to develop a mutually developed marketing plan and operating budget [***].

Article 13: Within the validity period of this agreement, Party B shall not provide MMR product to any other china medical product developer, except (i) in connection with a sale of Party B to any non-PRC United States entity or its affiliates, to the extent such entity or affiliate operates in China [***] and (ii) in connection with Party B's provision of services to such a non-PRC entity or its affiliates (even if such entity or affiliate utilizes such services in connection with its operations in China). Upon the execution of this agreement, Party B shall terminate any binding agreement already exists with any other China medical product developer, except as described above with respect to Party B's provision of services to a United States entity or its affiliates in cases where such entity or affiliate utilizes such services in connection with its operations in China.

Article 14: After the initial investment capital and cooperation conditions are provided by both parties, JV will hire accountant registered in China to verify JV investment and provide capital verification report, based on which JV will issue funding certificate.

Article 15: Any party shall not transfer all or part of cooperation conditions or rights without prior written consent from the other party (except in connection with the sale of shares in MMR to a Non-Chinese entity), and should submit for approval from related governmental department and file changes to registration authority. The other party has first right of refusal when any party transfer its rights or cooperation conditions.

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[***] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Article 16: If an investment company with local government background invests in JV (which shall require the approval of Party A and Party B), both parties shall respectively transfer same proportion shares to this company. The other party has first right of refusal when any party sell its shares.

Article 17: JV registered capital adjustment should be approved by BOD, and submit for approval by authority and filing changes to registration department.

Chapter 4 Board of Directors

Article 18: The date of registration of the Equity JV shall be the date of the establishment of the board of directors of the company

Article 19: Board of Directors is composed of 5 directors, of which 2 shall be appointed by Party A, 2 by Party B, and the 5th shall be mutually agreed and Chinese citizen. In the case that an investment company with local government background joins in JV, 5th director shall be appointed by this company. The Chairman of the board shall be Chinese citizen, appointed by Party A and agreed by Party B. 1 Vice chairman shall be appointed by both parties. Directors have 3 years tenure of office, and once reappointed, can renew the term of office. When appointing and replacing directors by each party，a written notice shall be submitted to the board.

Article 20: The Board of Directors is the company's highest power organization. It shall decide all major issues. Resolution of matters will enter force after getting approval from more than 4 of the 5 BOD members; however, no material actions may be approved or taken by the board at a meeting unless all board members are present and voting at such meeting (in person or by video conference).

Matters shall be decided upon through concerted agreement by the directors participating in the meetings of the Board of Directors are:

  Amending the company's articles of association

  Dismissing the company

  Adjusting the registered capital of the company

  Pledging the company's capital

  Transferring stock rights and cooperation condition of the company by one party or several parties

  Merging or separating the company

  Modifying or amending the marketing plan and operating budget, as well as the required capital to fund operations.

Additional material matters to be decided upon through concerted agreement by the directors participating in the meetings of the Board of Directors may be added at any time.

Article 21: The chairman of the Board is the legal representative of the company. When failing to fulfill his obligations, the chairman of the Board shall authorize vice chairman or other directors to represent the Equity JV to fulfill the obligation for him.

Article 22: The board of directors shall convene at least monthly by video conference during the initial 2 years of operations and, thereafter, at least four meetings in person or by video conference each year (with at least one such meeting being held in the United States), called and presided over by the chairman. In case the chairman is unable to call the meeting, he or she shall authorize the vice chairman of the board or other directors of the board to call and preside over the meeting. A meeting of the board of director may be convened upon a proposal by more than one-third of the directors. At each such meeting, the board shall discuss, at a minimum together with any other agenda items, the Equity JV's operating budget and planned expenditures for the following 90 days, the Equity JV's current performance as compared to the operating budget and marketing plan and discussion of any pending requests for quotation (RFQs).

The meeting of the Board of Directors can only be held with the presence of at least 4 of the directors; however, no material actions mentioned in Article 20 may be approved or taken by the board at a meeting unless all board members are present and voting at such meeting (in person or by video conference). A director, who fails to attend the meeting of the Board of Directors for some reason shall present a certificate of entrustment entrusting another person to attend the meeting on his behalf. A resolution of the material actions from the meeting shall be passed by total members of the board of directors. The director of the board who fails to attend the meeting in person or through a proxy without a reasonable reason shall be regarded as having attended the meeting and abstained from voting.

The notice for convening the meeting of the Board of Directors shall be distributed to all the directors 10 days before the meeting. The meeting can be held through telecommunication and make decisions.

The minutes of the meeting shall be kept on file.

Chapter 5 Board of Supervisors

Article 23: The Company shall have 1 supervisor, who shall be generated through shareholder meeting. (Note: Decided by both parties). The term of office of a supervisor is three years, upon the expiration of the term, a supervisor maybe reappointed and serves another term if approved by Party A and Party B.

Article 24: The Board of Supervisors or individual supervisors exercise the following powers:

  To examine the financial affairs of the company

  To supervise the acts of the acts of the senior managers in respect of the performance of their duties assigned by the company, and put forward proposals for removal of the senior managers who violate laws, administrative regulations or the company's articles of association, or the resolutions adopted by the board of directors.

  To demand senior managers to rectify when their acts damage the interests of the company.

  To take legal proceedings against senior managers in accordance with the provisions of company law

Supervisors shall attend the meeting of the board of directors as non-voting members.

Article 25: The board of supervisors shall convene a meeting at least once every year. Supervisors may propose to convene an interim meeting of the board of supervisors.

Article 26: A resolution made by the board of supervisors shall be subject to adoption by more than half of the supervisors.

Chapter 6 Business Management Office

Article 27: The Equity JV shall establish a management office which shall be responsible for its daily management.

Article 28: The Equity JV shall have 1 general manager, 2 deputy general managers. The general manager shall be hired by the Board of Directors and the deputy general managers shall be hired by the general manager and approved by the Board of Directors.

Article 29: The general manager shall be responsible to the board of directors directly, carry out the decisions of the Board of Directors and organize the daily works on operation, technology and management of the Equity JV. The deputy general managers shall assist the general manager in his work, if necessary, shall exercise the duties of general manager after being authorized by General Manager or the Board of Director.

Article 30: General Manager and deputy general manager's term of office is 1 year and shall be renewed annually by the Board of Directors.

Article 31: In case general manger, deputy general managers and other senior administrative personnel conduct graft or serious dereliction of duty, they may be dismissed at any time upon the decision of the board.

Chapter 7 Taxation, Foreign Exchange Management finance and Accounting

Article 32: The Equity JV shall process tax, foreign exchange and prepare financial and accounting system in accordance with the related laws, regulations and rules of the People's Republic of China and shall record in the government related department.

Chapter 8 Profit Share

Article 33：The Equity JV shall allocate reserve funds, expansion funds and bonuses welfare funds for staff and workers after payment of taxes. The proportion of allocation shall be decided by the board of directors.

Article 34：After paying the taxes in accordance with law and drawing the various funds, the profits in net will be distributed [***].

Article 35: [***].

Chapter 9 Staff

Article 36: The employment, recruitment, dismissal and resignation of the staff and workers of the Equity JV and their salary, welfare, labor insurance, labor protection, labor discipline and other matters shall be handled according to the China labor and social security laws and regulations.

Chapter 10 Duration, Termination and Liquidation of the Joint Venture

Article 37: [***]

Article 38: Through mutual consensus, cancellation or bankruptcy or others, shall in accordance with the relevant laws and procedure of the People's Republic of China to execute the termination.

Article 39: The Equity JV should be in accordance with the relevant laws and procedure of the People's Republic of china to do the liquidation if bankrupt or terminate.

Chapter 11 Settlement of Disputes

Article 40: Any disputes arising from the execution of the contract shall be settled through consultations between both parities. In case no settlement can be reached through consultations, the disputes can be submitted to the China court in Equity JV register place for arbitration.

Chapter 12 Language

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[***] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Article 41: Chinese is the language for this agreement and its supplementary article, under the premise of failure detailed description, English can be the supplementary language.

Chapter 13 Supplementary Articles

Article 42: Parties hereto may supplement through negotiation matters not mentioned herein. Any supplementary agreement shall be written and act as a part of this agreement and has the same legal effect. Without limiting this Article 42, the Parties are executing that certain letter agreement of even date herewith concurrently with the execution of this Agreement, and this Agreement shall not take effect unless and until such letter agreement is also executed by the Parties.

Party A: Unis Tonghe Technology (Zhengzhou) Co., Ltd (Common Seal)

Legal Representative: __________________________(Signature)

Date:
Place: Beijing, China

Party B: MMR information Systems, Inc.

Legal Representative: __________________________(Signature)

Date:
Place: Beijing, China